EXHIBIT C

COMMISSIONS PAID TO AFFILIATED BROKERS

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NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST
(Brokerage Commissions paid for fiscal year ended December 31, 2008)
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Fund	Affiliated Broker	Commissions Paid	% of Total Commissions
Paid
Balanced Portfolio	Neuberger Berman
Lehman Brothers
Growth Portfolio	Neuberger Berman
Lehman Brothers
Guardian Portfolio	Neuberger Berman
Lehman Brothers
High Income Bond Portfolio	Neuberger Berman
Lehman Brothers
International Portfolio	Neuberger Berman
Lehman Brothers
Mid-Cap Growth Portfolio	Neuberger Berman
Lehman Brothers
Partners Portfolio	Neuberger Berman
Lehman Brothers
Regency Portfolio	Neuberger Berman
Lehman Brothers
Short Duration Bond Portfolio	Neuberger Berman
Lehman Brothers
Small-Cap Growth Portfolio (formerly Fasciano Portfolio)*	Neuberger Berman
Lehman Brothers
Socially Responsive Portfolio	Neuberger Berman
Lehman Brothers

* On 08/15/2008 Fasciano Portfolio changed its name to Small-Cap Growth Portfolio.

C-1